Exhibit 4.22

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL69409279125663M

Certificate Issued Date	:	21-Jun-2014 11:00 AM

Account Reference	:	IMPACC (IV)/ dl862203/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL86220335696743294188M

Purchased by	:	IBM DAKSH BUSINESS PROCESS SERVICES PVT LTD

Description of Document	:	Article 5 General Agreement

Property Description	:	Not Applicable

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	IBM DAKSH BUSINESS PROCESS SERVICES PVT LTD

Second Party	:	Not Applicable

Stamp Duty Paid By	:	IBM DAKSH BUSINESS PROCESS SERVICES PVT LTD

Stamp Duty Amount(Rs.)	:	100

(One Hundred only)

14th Amendment to the

Business Process Outsourcing Services Agreement

And

Statement of Work

By and between

MAKEMYTRIP (INDIA) PRIVATE LIMITED

And

IBM DAKSH BUSINESS PROCESS SERVICES PVT. LTD.

DATED MARCH 05, 2008

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Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

This Amendment Agreement (“Amendment No. 14”) dated 26th June, 2014 to Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012, 11th Amendment dated November 1, 2012, 12th Amendment dated July 1, 2013 and 13th Amendment dated September 25, 2013 thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip (India) Private Limited, a Company registered under the Companies Act, 1956 and having its head office at 243, S P Infocity, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL/Customer” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART;

AND

IBM Daksh Business Process Services Private Limited, a company registered under the Companies Act, 1956 and having its registered office at Birla Tower, 1st Floor, 25, Barakhamba Road, Connaught Place, New Delhi - 110001 (hereinafter referred to as “Daksh”/ “Supplier” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the OTHER PART

WHEREAS MMTL and IBM Daksh have executed a Master Service Agreement dated March 05, 2008 (hereinafter referred to as “the Agreement”) including Statement Of Work (‘SOW”) which sets forth the services, functions and responsibilities that IBM Daksh has agreed to perform for MMTL and the associated responsibilities of the Parties and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 14

1.	The Parties hereto agree and confirm that the Business Processing Outsourcing Services Agreement dated 5th March 2008 and amendments thereof shall enure to the benefit of their respective Affiliates.

2.	The Parties hereby agree to add the following additional under Section 2.1 of the SOW “Contact Centre Services for “Easy to Book Services B.V. (ETB) lines of business” wherein the following services would be undertaken:-

•	Customer Service: - Inbound customer calls are originating in EU & APAC countries. Some outbound calls may be required to be made by this team for assisting the customers for performance of services.

The Headcount for various language services is mentioned below:-

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Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

MMTL commits to pay for minimum 15 headcount per month as a minimum commit.

•	All training material is to be provided by MMT in English & those will be in their most updated form & in English

•	Knowledge Transfer and Train the trainer(T3) related travel and stay cost for 1 to 2 resources would be on pass through to MMTL.

•	This plan is basis the consideration that the contract will be signed off by June 30th, 2014; any shifts in this date would have a direct bearing on the plan and the dates would have to be revised.

•	First Batch training of 14 agents to start on or before 30th July 2014 (all efforts in place to get wave 1 inside training room by 18th July 2014) to go live in August 2014

•	Hiring Capacity and timelines for any future requirements post wave 1 (weeks) :

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•	For Each language, One of the Sr. Agents would be part utilized for QA/SME activities.

•	Product and Process Training is billable to MMTL. i.e. the Agents would be billable from day 1 of onboarding (attrition backfill will not be billed to MMTL).

•	Agents would work 5 days a week. Process would be working 7 days with skeletal staffing on weekends and off hours.

•	MMTL personal will provide training to Daksh resources.

Date of Training Commence		18-July-14
WAVE	LANGUAGE	HC Required	Class 1
WAVE 1:	French	3	3
Total 15	German	3	3
	Spanish	3	2
	Italian	3	1
	English	3	3

		15	12

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Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Date of Training Commence			29-Dec-14	2-Feb-15
WAVE	LANGUAGE	HC Required	Class 1	Class 2
WAVE 2:	Japanese	3	1	2
Total 20	Russian	3	1	2
	French	3	3
	German	3	3
	Chinese	3	1	2
	English	5	5

		20	14	6

•	The operational SLAs and KPIs for the above activities and services would be base-lined within 6 months of go-live.

3.	Key IT Assumptions in order to implement the above services:

•	All existing IT assumptions of MMT International will be applicable to this LOB.

•	20kb per user Internet Bandwidth would be required for Internet based applications and websites of MMTL for these operations.

•	Daksh will provide the Avaya and Nice as provided in MMTL International operations currently.

•	International PRI costs are not included as part of the prices quoted by Daksh. If required, VC IPLC (Managed Voice) solution or PRIs will be added and cost will direct pass through to MMTL as it is done for MMT currently. All Toll or toll free numbers will be owned and managed by MMTL.

•	MMTL will augment existing MMTL provided MPLS for connecting to their applications.

•	It is assumed that there is no PI / SPI / PCI related compliance required for these set of operations.

•	MMTL acknowledges it is solely responsible for determining that the security measures specified in this proposal constitute appropriate technical and organizational measures to protect MMTL provided Personal Data as required by the applicable data protection laws. Daksh is not required to perform or adhere to any security measures concerning MMTL provided Personal Data other than those specified in this proposal.

•	The EU MCA between Daksh and MMTL is designated in Annexure 1 signed along with Amendment 14.

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Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

4.	Service Charges and Payment terms The Parties hereby agree to add to the existing Section 10.2 of the SoW as under:

Daksh shall bill MMTL for the above services as per the rate table below:

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The payment shall be made on a monthly basis subject to applicable tax deduction at source and is inclusive of taxes. Daksh agrees that it shall raise separate invoice for billing for ETB services

Any Material developed under this Amendment No 14 will be considered as Type I material in accordance with the Business Process Outsourcing Services Agreement dated March 05, 2008.

5.	This Amendment no 14 shall be effective from July 01 , 2014 (“Amendment No. 14 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

6.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement/ SoW, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 14 by reference.

7.	This Amendment No. 14 read together with the Agreement/ SoW reflects the complete understanding between the Parties. This Amendment No. 14 is incorporated into and deemed to be part of the Agreement/ SoW.

ACCEPTED AND AGREED BY THE FOLLOWING AUTHORISED REPRESENTATIVES OF THE PARTIES:

For MakeMyTrip (India) Private Limited		For IBM Daksh Business Process Services Private Limited

By:	/s/ JASMEET SINGH	By:	/s/ SUNIL K. GUPTA

Name:	JASMEET SINGH	Name:	SUNIL K. GUPTA

Title:	HEAD – CUSTOMER CONTACT GROUP	Title:	CFO

Date:	26 June 2014	Date:	26 June 2014

Seal:		Seal:

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